Filed pursuant to Rule 424(b)(5)

Registration No. 333-283994

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 15, 2025)

Up to $2,880,000

Common Stock

We have entered into a Sales Agreement, or the “sales agreement,” with Maxim Group LLC, or “Maxim,” relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $2,880,000 through or to Maxim, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed for trading on the Capital Market of The Nasdaq Capital Market LLC, or “Nasdaq,” under the symbol “PAVM.” On April 16, 2025, the last reported sales price of our common stock was $0.68 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” Subject to terms of the sales agreement, Maxim is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. For more information about Maxim’s compensation, see “Plan of Distribution” beginning on page S-17 of this prospectus supplement. In connection with the sale of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Maxim against certain civil liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and in the accompanying base prospectus and in the documents incorporated by reference herein and therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is April 17, 2025

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement under the Securities Act on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $125,000,000.

The base prospectus provides you with a general description of the securities we may offer under the registration statement. This prospectus supplement provides specific details regarding this offering of $2,880,000 shares of our common stock. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may also add, update or change information contained in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and in any issuer free writing prospectus relating to this offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying base prospectus nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus supplement and the accompanying base prospectus and any issuer free writing prospectus do not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus supplement or the information appearing in the accompanying base prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying base prospectus, respectively. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus, or in any issuer free writing prospectus, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “PAVmed,” the “Company,” and “we,” “us” and “our” refer to PAVmed Inc., a Delaware corporation, and its subsidiaries, including Lucid Diagnostics Inc., a Delaware corporation, or “Lucid Diagnostics,” and Veris Health Inc., or “Veris Health.”

S-ii

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, including PAVmed™, Lucid Diagnostics™, LUCID™, Veris Health™, VERIS™, Oncodisc™, CarpX®, EsoCheck®, EsoGuard®, EsoCheck Cell Collection Device®, Collect + Protect®, EsoCure Esophageal Ablation Device™, and PortIO™. Solely for our convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, is the property of its respective holder.

S-iii

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future results and developments based on certain assumptions. All statements, other than statements of historical facts, contained in this prospectus, and in the documents incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for the commercialization of our products;

●	the ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the potential liquidity and trading of our securities;

●	our regulatory and operational risks;

●	cybersecurity risks;

●	risks related to the COVID-19 pandemic and other health-related emergencies;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the other risks and uncertainties discussed or incorporated by reference in “Risk Factors.”

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, completely and with the understanding actual results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Overview

We are structured to be a multi-product life sciences company organized to advance a pipeline of innovative healthcare technologies. Led by a team of highly skilled personnel with a track record of bringing innovative products to market, we are focused on innovating, developing, acquiring, and commercializing novel products that target unmet medical needs with large addressable market opportunities. Leveraging our corporate structure—a parent company that will establish distinct subsidiaries for each financed asset—we have the flexibility to raise capital at the PAVmed level to fund product development, or to structure financing directly into each subsidiary in a manner tailored to the applicable product.

Our current focus is multi-fold. We continue to support the commercial expansion and execution of EsoGuard, which is the flagship product of our subsidiary Lucid Diagnostics, of which we remain the shareholder with the largest voting interest. In addition, through a separate majority-owned subsidiary, Veris Health, we offer the Veris Cancer Care Platform. We are focused in the immediate term on entering into strategic partnership opportunities with leading academic oncology systems to expand access to the Veris Cancer Care Platform, while concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform. In terms of other existing products and technologies, we have adopted an incubator-type platform where we are looking to obtain financing on a product-by-product basis as necessary to advance each asset to a meaningful inflection point along its path to commercialization. Finally, as resources permit, we will continue to explore external innovations that fulfill our project selection criteria without limiting ourselves to any target sector, specialty or condition.

Recent Developments

Business

EsoGuard Medicare Coverage

In November 2024, Lucid Diagnostics submitted to MolDx its complete clinical evidence package in support of a request for reconsideration of the non-coverage language in the Local Coverage Determination, or “LCD,” to secure Medicare coverage for EsoGuard. The EsoGuard clinical evidence package included six new peer-reviewed publications: three clinical validation studies (two in the intended use population, one case control), two clinical utility studies, and one analytical validation study. The current LCD provides clear coverage criteria consistent with the American College of Gastroenterology, or “ACG,” guidelines for esophageal precancer testing. The package was submitted as part of a request for reconsideration of the non-coverage language in the LCD to secure Medicare coverage for EsoGuard.

NCCN Clinical Practice Guidelines Update

In March 2025, Lucid Diagnostics announced that a recent update to the National Comprehensive Cancer Network® Clinical Practice Guidelines in Oncology, or “NCCN Guidelines®,” focused on Esophageal and Esophagogastric Junction Cancers (Version 1.2025) has added a new section on Barrett’s Esophagus, or “BE,” screening. The NCCN Guidelines® now reference professional society guidelines on BE screening, including the most recent ACG clinical guideline discussed above, which recommends non-endoscopic biomarker testing, such as EsoGuard performed on samples collected with EsoCheck, as an acceptable alternative to invasive upper endoscopy to detect esophageal precancer.

Clinical Study Publications

On March 18, 2025, Lucid Diagnostics announced that its ENVET-BE clinical utility study has been accepted for publication in Gastroenterology & Hepatology – the fifth peer-reviewed publication of clinical utility data for EsoGuard, and the second to present findings from a real-world screening population. The manuscript, entitled “Enhancing the Diagnostic Yield of EGD for Diagnosis of Barrett’s Esophagus Through Methylated DNA Biomarker Triage,” demonstrates that confirmatory upper endoscopy, or “EGD,” performed in EsoGuard-positive patients had a substantially higher diagnostic yield for detecting esophageal precancer (BE) than the expected yield of screening EGD alone in at-risk patients. The ENVET-BE study reviewed real-world data from a cohort of 199 EsoGuard-positive patients who completed confirmatory EGD. The overall positive diagnostic yield for BE was 2.4-fold higher than the expected yield of screening EGD alone, based on disease prevalence within an at-risk population. The yield was nearly three-fold higher in patients meeting ACG screening criteria.

S-1

Highmark Reimbursement Approval

On March 13, 2025, Lucid Diagnostics announced that Highmark Blue Cross Blue Shield, an independent licensee of the Blue Cross and Blue Shield Association, has issued a positive coverage policy for non-invasive screening of esophageal precancer and cancer in New York state. The new policy will cover EsoGuard in patients who meet established criteria for esophageal precancer testing consistent with professional society guidelines.

CWRU NIH Grant Related to EsoGuard and EsoCheck

On February 27, 2025, Lucid Diagnostics announced that principal investigators from Case Western Reserve University and University Hospitals, were awarded an $8 million National Institutes of Health, or “NIH,” R01 grant to conduct a five-year clinical study designed to evaluate esophageal precancer detection using EsoCheck and EsoGuard among at-risk individuals without symptoms of chronic gastroesophageal reflux disease, or “GERD.” The study, “A Clinical Trial of Cancer Prevention by Biomarker Based Detections of Barrett’s Esophagus and Its Progression,” aims to evaluate the effectiveness of EsoCheck and EsoGuard in detecting esophageal precancer (BE) to prevent esophageal cancer (esophageal adenocarcinoma, or “EAC”) within a non-GERD at-risk population. To accomplish this aim, 800 patients without GERD symptoms who meet the American Gastroenterology Association, or “AGA,” risk criteria for screening will be recruited across five participating research centers: University Hospitals, University of Colorado, Johns Hopkins University, University of North Carolina, and Cleveland Clinic.

Financing and Marketplace

The Private Placement

On February 18, 2025, PAVmed and Veris Health entered into subscription agreements, or “Subscription Agreements,” with certain accredited investors, pursuant to which PAVmed agreed to sell and the investors agreed to purchase 2,574,350 shares of our common stock and pre-funded warrants to purchase 756,734 shares of our common stock, or “Pre-Funded Warrants,” at a purchase price of $0.7115 per share or warrant share (as applicable). In addition, Veris Health agreed to issue to each investor approximately 0.2033 shares of Veris Health’s common stock for each share or warrant share (as applicable) purchased by such investor, for an aggregate of 677,143 shares of Veris’ common stock. On February 21, 2025, we consummated the private placement, generating gross proceeds to us of $2.37 million.

Nasdaq Compliance with Stockholders’ Equity Continued Listing Standard

On February 14, 2025, we received a notification letter from the Nasdaq Listing Qualifications Department, stating that we had regained compliance with the Nasdaq continued listing standard under Nasdaq Listing Rule 5550(b)(1), which requires, among other things, that we maintain at least $2.5 million in stockholders’ equity.

As previously disclosed, on March 7, 2024, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through March 6, 2024), the market value of our listed securities had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). We did not regain compliance with the rule during the time period originally allotted under Nasdaq rules. Accordingly, we timely requested a hearing before a Nasdaq Hearings Panel, or “Panel,” which took place on October 29, 2024. On November 8, 2024, the Panel granted us an extension, until January 31, 2025, to regain compliance with the Nasdaq continued listing standards under Nasdaq Listing Rule 5550(b)(1), in lieu of Nasdaq Listing Rule 5550(b)(2).

We achieved compliance through (1) the exchange of secured convertible notes with a principal amount outstanding of $22.3 million for shares of Series C convertible preferred stock, par value $0.001 per share, or “Series C Preferred Stock,” which was consummated on January 17, 2025, (2) the issuance of additional shares of Series C Preferred Stock for an aggregate purchase price of $2.653 million, which was consummated on January 24, 2025, and (3) a reduction in operating expenses as a result of our completed deconsolidation of Lucid Diagnostics from our balance sheet, each of which transactions is outlined in more detail below. As a result, we met the terms of the Panel’s decision.

Series C Preferred Stock Debt Exchange; Amendments to September 2022 Convertible Note. Under a securities purchase agreement dated March 31, 2022, we had issued a senior secured convertible note dated April 4, 2022, or the “April 2022 Senior Convertible Note,” and a senior secured convertible note dated September 8, 2022, or the “September 2022 Senior Convertible Note.”

S-2

On November 15, 2024, we entered into an exchange agreement, or the “Debt Exchange Agreement,” with the holder, or the “Holder,” of the April 2022 Senior Convertible Note and the September 2022 Senior Convertible Note. The Debt Exchange Agreement provided for the exchange of $22.3 million in principal amount of the April 2022 Senior Convertible Note and the September 2022 Senior Convertible Note and interest thereon for 22,347 shares of Series C Preferred Stock. On January 17, 2025, after satisfaction of all conditions to closing the Exchange, the parties consummated the exchange. Following consummation of the exchange, the April 2022 Senior Convertible Note was satisfied in full, and the outstanding principal balance of the remaining September 2022 Senior Convertible Note was approximately $6.6 million.

Under the Debt Exchange Agreement, effective as of consummation on the exchange as of January 17, 2025, we also agreed to certain amendments and modifications to the September 2022 Convertible Note, including, without limitation, that the conversion price thereunder was reset to $1.068; that the maturity date was extended to December 31, 2025; that any change of control or disposition by us of our shares of Lucid Diagnostics’ common stock would require the prior written consent of the Required Holders (as defined in the September 2022 Convertible Note); certain other terms and conditions regarding payments under the MSA and the application of the same (including that all MSA payments from Lucid Diagnostics must be made in cash); that we waive our right to redeem the September 2022 Convertible Note so long as any shares of Series C Preferred Stock are outstanding; that the Holder waives, until December 31, 2025, the financial covenants under the September 2022 Convertible Note requiring that (i) the amount of our available cash equal or exceed $8.0 million at all times, (ii) the ratio of (a) the outstanding principal amount of the September 2022 Convertible Note, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that our market capitalization shall at no time be less than $75 million; and that so long as any shares of Series C Preferred Stock remain outstanding, the Holder will be entitled to exchange all, or any portion, of the September 2022 Convertible Note (including any interest that would accrue thereon through the maturity date thereof) into shares of Lucid Diagnostics’ common stock held by us, at an exchange price per share of Lucid Diagnostics’ common stock equal to $0.85 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), subject to certain beneficial ownership limitations.

Series C Preferred Stock Security Purchase Agreement. On November 20, 2024, we entered into a securities purchase agreement, or the “Series C Securities Purchase Agreement,” with the Holder. The Series C Securities Purchase Agreement provides for the purchase of 2,653 shares of Series C Preferred Stock at a price of $1,000 per share, with the purchase price to be satisfied through the cancellation of $2.6 million of certain unsecured debt obligations owed by us to the Holder. On January 24, 2025, after satisfaction of all conditions to closing the purchase, the parties consummated the purchase.

Lucid Deconsolidation. On September 10, 2024, we determined that Lucid Diagnostics and its subsidiaries would be deconsolidated from our financial statements as of September 10, 2024, as a result of the changes in the composition of our board of directors discussed above, in combination with our ceasing to have control over a majority of the voting power of Lucid Diagnostic. As a result of these events, we were considered to cease to have control over Lucid Diagnostics for the purposes of U.S. generally accepted accounting principles, even though we continue to own, and have not disposed any of our, 31,302,444 shares of Lucid Diagnostics’ common stock.

Nasdaq Notice of Noncompliance with the Minimum Bid Price Requirement

On January 23, 2025, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through January 22, 2025), the closing bid price of our common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days (until July 22, 2025) to regain compliance. In order to regain compliance, the closing bid price of our common stock must be at least $1 for a minimum of ten consecutive business days. The notification letter also stated that, in the event we do not regain compliance within the initial 180-day period, we may be eligible for an additional 180-day period. If we are not eligible for the additional 180-day period, or if it appears to the Nasdaq staff that we will not be able to cure the deficiency, the Nasdaq Listing Qualifications Department will provide notice after the end of the initial 180-day period that our securities will be subject to delisting. The Nasdaq notification has no effect at this time on the listing of our common stock or Series Z warrants, and the common stock and Series Z warrants will continue to trade uninterrupted under the symbol “PAVM” and “PAVMZ,” respectively. However, the Series Z warrants expire on April 30, 2025.

S-3

2014 Long-Term Incentive Plan

In January 2025, we accepted from employees the voluntary forfeiture of approximately 494,202 of previously granted stock options, each with an exercise price greater than $4.00 per share and collectively with a weighted average exercise price of $23.38 per share. None of the forfeitures were from Section 16 officers or board members.

Authorized Share Increase

On January 15, 2025, we received shareholder approval to amend our certificate of incorporation, as amended, to increase the total number of shares of common stock we are authorized to issue by 200 million shares from 50 million shares to 250 million shares. An amendment effecting such change was filed with the Secretary of State of Delaware on January 15, 2025.

Lucid Diagnostics — Confidentially Marketed Public Offering

On April 11, 2025, Lucid Diagnostics closed on the sale of 14,375,000 shares of its common stock, pursuant to its previously announced offering of shares of common stock at a price of $1.20 per share. The net proceeds of the offering, after deducting the estimated placement agent’s fees and other expenses of the offering, were approximately $16.1 million. Lucid Diagnostics intends to use the net proceeds from the offering for working capital and other general corporate purposes.

Lucid Diagnostics — Registered Direct Offering

On March 5, 2025, Lucid Diagnostics closed on the sale of 13,939,331 shares of its common stock, pursuant to its previously announced offering of shares of common stock at a price of $1.10 per share. The net proceeds of the offering, after deducting the estimated placement agent’s fees and other expenses of the offering, were approximately $14.5 million. Lucid Diagnostics intends to use the net proceeds from the offering for working capital and other general corporate purposes.

In connection with the offering, Lucid Diagnostics suspended its “at the market offering” program. In November 2022, Lucid Diagnostics entered into a Controlled Equity Offering℠ Sales Agreement, or the “Lucid Sales Agreement,” with Cantor Fitzgerald & Co., or “Cantor.” Pursuant to the Lucid Sales Agreement, from time to time, Lucid Diagnostics may offer and sell shares of its common stock to or through Cantor, acting as sales agent or principal. Sales of Lucid Diagnostics’ common stock by Cantor, if any, under the Lucid Sales Agreement may be made by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or the “Lucid ATM Offering.” Lucid Diagnostics filed a prospectus supplement dated December 6, 2022, or the “Lucid ATM Prospectus Supplement,” for the offer and sale of shares of its common stock having an aggregate offering price of up to $6,500,000 in the Lucid ATM Offering. Effective as of March 4, 2025, Lucid Diagnostics terminated the Lucid ATM Prospectus Supplement. Lucid Diagnostics will not make any sales of common stock in the Lucid ATM Offering unless and until a new prospectus or prospectus supplement is filed. Other than the termination of the Lucid ATM Prospectus Supplement, the Lucid Sales Agreement remains in full force and effect.

Corporate History

We were incorporated in Delaware on June 26, 2014. Our business address is 360 Madison Avenue, 25th Floor, New York, New York 10017, and our telephone number is (917) 813-1828. Our corporate website is www.pavmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement or in deciding whether to purchase our securities.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, as more fully described in “Risk Factors” beginning on page S-10 and in Item 1A, “Risk Factors,” in our most recent annual report on Form 10-K, which is incorporated herein by reference. As a result, we may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy and to become profitable. These risks include, but are not limited to, the following:

S-4

Risks Related to Financial Position and Capital Resources

●	We have incurred operating losses since our inception and may not be able to achieve profitability.

●	We have concluded there is substantial doubt of our ability to continue as a going concern and our independent registered public accounting firm’s report on our financial statements contains an explanatory paragraph describing our ability to continue as a going concern.

●	We have faced significant challenges raising capital under the current market conditions, and therefore are highly dependent on the ability of each of our subsidiaries to raise capital to fund its own and our operations.

●	There can be no assurance that our common stock will continue to trade on the Nasdaq Capital Market or another national securities exchange.

●	Our subsidiary Lucid Diagnostics may issue shares of its common and/or preferred stock in the future, and the holder of our convertible debt may exchange such debt for our shares of Lucid Diagnostics common stock. These events could reduce the percentage equity interest of PAVmed in Lucid Diagnostics. and thereby reduce its influence over matters subject to a shareholder vote and otherwise adversely affect your investment in PAVmed.

●	Servicing our indebtedness may require a significant amount of cash, and the restrictive covenants contained in the documents that govern our indebtedness and preferred stock could adversely affect our business plan, liquidity, financial condition, and results of operations.

●	The accounting method for convertible debt securities that may be settled in cash, such as the September 2022 Senior Convertible Note, could have a material effect on our reported financial results.

Risks Associated with Our Business

●	We will need substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

●	The markets in which we operate are highly competitive, and we may not be able to effectively compete against other providers of medical devices, particularly those with greater resources.

●	We have finite resources, which may restrict our success in commercializing our current products and other products we may develop, and we may be unsuccessful in entering into or maintaining third-party arrangements to support our internal efforts.

●	If we are unable to deploy and maintain effective sales, marketing and medical affairs capabilities, we will have difficulty achieving market awareness and selling our tests and other products.

●	Our products may never achieve market acceptance.

●	Recommendations, guidelines and quality metrics issued by various organizations may significantly affect payors’ willingness to cover, and healthcare providers’ willingness to prescribe, our products.

●	We or our third-party manufacturers may not have the manufacturing and processing capacity to meet the production requirements of clinical testing or consumer demand in a timely manner.

●	If demand for our EsoGuard test grows, we may lack adequate facility space and capabilities to meet increased processing requirements. Moreover, if these or any future facilities or our equipment were damaged or destroyed, or if we experience a significant disruption in our operations for any reason, our ability to continue to operate our business could be materially harmed.

●	We may make investments in products we have not yet developed, and those investments may not be realized.

●	We may not obtain the expected benefits of the incubator financing structure and may incur additional costs.

●	Our products and services may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

S-5

●	Our products and services may cause serious adverse side effects or even death or have other properties that could delay or prevent their regulatory approval, limit the commercial desirability of an approved label or result in significant negative consequences following any marketing approval.

●	Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

●	We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.

●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

●	Competitors may violate our intellectual property rights, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

●	Our business may suffer if we are unable to manage our growth.

●	Our ability to be successful will be totally dependent upon the efforts of our key personnel.

●	Our officers and directors have fiduciary obligations to other companies and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business.

●	Failure in our information technology or storage systems could significantly disrupt our operations and our research and development efforts, which could adversely impact our revenues, as well as our research, development and commercialization efforts.

●	We may become the subject of various claims, threats of litigation, litigation or investigations which could have a material adverse effect on our business, financial condition, results of operations or price of our common stock.

Risks Associated with Healthcare Regulation, Billing and Reimbursement, and Product Safety and Effectiveness

●	If private or governmental third-party payors do not maintain reimbursement for our products at adequate reimbursement rates, we may be unable to successfully commercialize our products which would limit or slow our revenue generation and likely have a material adverse effect on our business.

●	FDA has proposed a policy under which it would phase out its general enforcement discretion approach for LDTs so that IVDs manufactured at a laboratory would generally fall under the same enforcement approach as other IVDs. While we are confident that the proposed policy will not have a material impact on our business, there can be no assurance that will be the case.

●	Any future products or services we may develop may not be approved for sale in the U.S. or in any other country. In order to obtain approval, we may need to conduct clinical trials necessary to support a FDA 510(k) notice or PMA application will be expensive and will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit.

●	The results of the Company’s clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

●	Even if we receive regulatory approval for any product we may develop, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to penalties if we fail to comply with applicable regulatory requirements.

●	Healthcare reform measures, including those targeting Medicare or Medicaid, could hinder or prevent our products’ commercial success.

●	If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

S-6

●	The Company’s medical products may in the future be subject to product recalls that could harm its reputation, business and financial results.

●	If the Company’s medical products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

●	If the Company is found to be promoting the use of its devices for unapproved or “off-label” uses or engaging in other noncompliant activities, the Company may be subject to recalls, seizures, fines, penalties, injunctions, adverse publicity, prosecution, or other adverse actions, resulting in damage to its reputation and business.

Risks Associated with Ownership of Our Common Stock

●	We may issue shares of our common and /or preferred stock in the future which could reduce the equity interest of our stockholders and might cause a change in control of our ownership.

●	The holder of our convertible debt and the holder of our Series C Preferred Stock have certain rights with respect to the shares in Lucid Diagnostics that we own, which may have a material impact on the return on any investment in shares of our common stock.

●	Our management and their affiliates control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

●	A robust public market for our common stock may not be sustained, which could affect your ability to sell our common stock or depress the market price of our common stock.

●	Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

●	Our outstanding options, warrants, convertible preferred stock and convertible notes, along with the potential issuance of shares under our equity compensation plans and other arrangements, may have an adverse effect on the market price of our common stock.

●	We do not intend to pay any cash dividends on our common stock at this time.

●	We have made distributions of shares of Lucid Diagnostics common stock to our shareholders in the past, but there is no assurance we will do so in the future.

●	We are subject to evolving corporate governance and public disclosure expectations and regulations that impact compliance costs and risks of noncompliance.

●	We incur significant costs as a result of our and Lucid Diagnostics operating as a public company, and our management will be required to devote substantial time to compliance initiatives.

●	If we experience material weaknesses in our internal control over financial reporting in the future, our business may be harmed.

●	If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

●	Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Risks Associated with This Offering

●	Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

●	A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

●	Investors who buy shares of our common stock in this offering at different times will likely pay different prices.

S-7

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-10 of this prospectus supplement and the other risks described in our base prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	PAVmed Inc.

Securities offered	Shares of our common stock having an aggregate offering price of up to $2,880,000

Common stock to be outstanding after this offering	Up to 21,341,448 shares of our common stock, assuming sales of 4,248,414 shares of our common stock in this offering at an offering price of $0.6779 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2025. The actual number of shares issued will vary depending on the sales price under this offering.(1)

Manner of offering	Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act through or to Maxim Group as sales agent or principal. See “Plan of Distribution” on page S-17 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors	See the section entitled “Risk Factors” on page S-10 of this prospectus supplement and in the accompanying base prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	PAVM

(1)	Based on 17,093,034 shares of our common stock outstanding as of March 31, 2025. This amount does not include, as of March 31, 2025:

●	568,391 shares of our common stock issuable upon exercise of our outstanding stock options, at a weighted average exercise price of $27.45 per share;

●	795,830 shares of our common stock issuable upon exercise of our outstanding Series Z warrants at an exercise price of $23.48 per share. However, the Series Z warrants expire on April 30, 2025;

●	756,734 shares of our common stock issuable upon exercise of our outstanding Pre-Funded Warrants, at an exercise price of $0.001 per share;

●	96,076 shares issuable upon conversion of the outstanding Series B convertible preferred stock, par value $0.001 per share, or “Series B Preferred Stock”;

●	22,921,348 shares issuable upon conversion of the outstanding Series C Preferred Stock, assuming the Series C Preferred Stock was converted in full on such date at the fixed conversion price of $1.068 per share (without taking into account the beneficial ownership limitation set forth therein); and

●	6,260,389 shares of our common stock issuable upon conversion of the September 2022 Senior Convertible Note, assuming the September 2022 Senior Convertible Note was converted in full on such date at the fixed conversion price of $1.068 per share (without taking into account the beneficial ownership limitation set forth therein).

S-8

The number of shares of common stock to be issued under the Series B Preferred Stock may be greater than the amount above, because dividends on the Series B Preferred Stock may be settled, at our option, through any combination of the issue of additional shares of Series B Preferred Stock, the issue of shares of our common stock, and the payment of cash, as described below.

The number of shares of common stock to be issued under the Series C Preferred Stock may be substantially greater than the amount above, if certain triggering events occur, because in such cases the number of shares issued will be determined based on the then current market price (but in any event not more than voluntary fixed conversion price per share or less than a floor price), and as a result of the capitalization of dividends on the Series C Preferred Stock.

The number of shares of common stock to be issued under the September 2022 Senior Convertible Note may be substantially greater than the amount above, if we make the amortization payments of principal and interest in shares of our common stock, because in such cases (and in certain other cases as set forth therein) the number of shares issued will be determined based on the then current market price (but in any event not more than voluntary fixed conversion price per share or less than a floor price).

We cannot predict the market price of our common stock at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Series C Preferred Stock and the September 2022 Senior Convertible Note. In addition, the number of shares issued under the Series C Preferred Stock and the September 2022 Senior Convertible Note may be substantially greater if we voluntarily lower the conversion price, which we are permitted to do pursuant to the terms thereof. The voluntary fixed conversion price of the Series C Preferred Stock is also subject to adjustment for subsequent equity issuances.

In addition, as of March 31, 2025, 1,314,633 shares of our common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under our Fifth Amended and Restated 2014 Long-Term Incentive Equity Plan, or the “2014 Plan,” and 306,530 shares of our common stock were reserved for issuance, but not yet issued, under our Employee Stock Purchase Plan, or the “ESPP.” The number of shares available under the 2014 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 166,667 shares, unless our board of directors provides for a lesser amount. Effective September 18, 2024, our compensation committee temporarily suspended any participation in the ESPP. Accordingly, no shares of our common stock have been purchased under the ESPP since March 31, 2024.

S-9

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you are urged to read and carefully consider the risks and uncertainties relating to an investment in our company set forth below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should read and carefully consider the risks and uncertainties discussed under the item “Risk Factors” in our most recent annual report on Form 10-K and in any of our subsequent quarterly reports on Form 10-Q, as well as the other information in such reports and the risks, uncertainties and other information in the other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying base prospectus, as such reports and documents may be amended, supplemented or superseded from time to time by documents we subsequently file with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-14 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 1,920,000 shares of our common stock are sold in this offering at an assumed offering price of $1.50 per share, for aggregate gross proceeds of $2,880,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.20 per share, representing the difference between our net tangible book value per share as of December 31, 2024, on an unaudited pro forma as adjusted basis after giving effect to this offering, and the assumed offering price. This assumed sale price has been selected for illustrative purposes only. The shares sold in this offering, if any, will be sold from time to time at various prices and the actual dilution to investors may be more or less than this amount.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Investors who buy shares of our common stock in this offering at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors who buy at one time may experience a decline in the value of their shares of our common stock, while investors who buy at another time do not. Many factors could have an impact on the market price of our common stock over time, including the factors described or incorporated by reference in this “Risk Factors” section of the prospectus supplement.

S-10

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, and sales and marketing activities. We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we will require additional funds to:

●	continue our research and development;

●	pursue clinical trials;

●	commercialize our new products and services;

●	achieve market acceptance of our products and services;

●	establish and expand our sales, marketing, and distribution capabilities for our products and services;

●	protect our intellectual property rights or defend, in litigation or otherwise, any claims we infringe third-party patents or other intellectual property rights;

●	invest in businesses, products and technologies, although we currently have no commitments or agreements relating to do so; and

●	otherwise fund our operations.

If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

We expect to need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop and commercialize our products and product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all.

To the extent we are successful in raising additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock. Any additional shares of our common stock or other securities convertible into or exchangeable for our common stock may be sold at prices lower (or higher) than the price paid by purchasers in this offering. Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock. In the case of certain issuances of equity securities, if the effective sales price per share is less than the then-current conversion price under the Series C Preferred Stock, the conversion price of the Series C Preferred Stock may be reduced, thereby further diluting our stockholders if the shares of Series C Preferred Stock are converted in accordance with their terms at such reduced conversion price.

To the extent we are successful in raising additional capital by issuing debt securities or incurring loans, the holders of such securities or loans will have priority in payment over the holders of our equity securities. In addition, the terms of those debt securities or loan arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, including restricting our ability to pursue our business strategy, and could also require us to incur substantial interest expense.

Our outstanding warrants, options and other convertible securities may have an adverse effect on the market price of our common stock.

As of March 31, 2025, we had issued and outstanding securities that are exercisable for, or convertible into, a substantial number of shares of our common stock, including:

●	568,391 shares of our common stock issuable upon exercise of our outstanding stock options, at a weighted average exercise price of $27.45 per share;

●	795,830 shares of our common stock issuable upon exercise of our outstanding Series Z warrants at an exercise price of $23.48 per share. However, the Series Z warrants expire on April 30, 2025;

●	756,734 shares of our common stock issuable upon exercise of our outstanding Pre-Funded Warrants, at an exercise price of $0.001 per share;

●	96,076 shares issuable upon conversion of the outstanding Series B Preferred Stock;

●	22,921,348 shares issuable upon conversion of the outstanding Series C Preferred Stock, assuming the Series C Preferred Stock was converted in full on such date at the fixed conversion price of $1.068 per share (without taking into account the beneficial ownership limitation set forth therein); and

●	6,260,389 shares of our common stock issuable upon conversion of the September 2022 Senior Convertible Note, assuming the September 2022 Senior Convertible Note was converted in full on such date at the fixed conversion price of $1.068 per share (without taking into account the beneficial ownership limitation set forth therein).

S-11

The number of shares of common stock to be issued under the Series B Preferred Stock may be greater than this amount, because dividends on the Series B Preferred Stock may be settled, at our option, through any combination of the issue of additional shares of Series B Preferred Stock, the issue of shares of our common stock, and the payment of cash, as described below.

The number of shares of common stock to be issued under the Series C Convertible Stock may be substantially greater than the amount above, if certain triggering events occur, because in such cases the number of shares issued will be determined based on the then current market price (but in any event not more than the fixed conversion price per share or less than a floor price), and as a result of the capitalization of dividends on the Series C Preferred Stock.

The number of shares of common stock to be issued under the September 2022 Senior Convertible Note may be substantially greater than the amount above, if we make the amortization payments of principal and interest in shares of our common stock, because in such cases (and in certain other cases as set forth therein) the number of shares issued will be determined based on the then current market price (but in any event not more than voluntary fixed conversion price per share or less than a floor price).

We cannot predict the market price of our common stock at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Series C Preferred Stock and the September 2022 Senior Convertible Note. In addition, the number of shares issued under the Series C Preferred Stock and the September 2022 Senior Convertible Note may be substantially greater if we voluntarily lower the conversion price, which we are permitted to do pursuant to the terms thereof. The fixed conversion price of the Series C Preferred Stock is also subject to adjustment for subsequent equity issuances.

In addition, as of March 31, 2025, 1,314,633 shares of our common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under the 2014 Plan, and 306,530 shares of our common stock were reserved for issuance, but not yet issued, under the ESPP. The number of shares available under the 2014 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 166,667 shares, unless our board of directors provides for a lesser amount. Effective September 18, 2024, our compensation committee temporarily suspended any participation in the ESPP. Accordingly, no shares of our common stock have been purchased under the ESPP since March 31, 2024.

The issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline. In addition, the sale of these shares in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock.

We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock.

S-12

For example, on April 16, 2025, the price of our common stock closed at $0.68 per share. In the last six months, between October 17, 2024 and April 16, 2025, the intra-day sales price of our common stock fluctuated between a reported low sale price of $0.55 and a reported high sales price of $1.25. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that do not coincide in timing with the disclosure of news or developments by us.

The market price for our common stock may be influenced by many factors, including the following:

●	factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

●	the performance, safety and side effects of any products we may develop;

●	the success of competitive products or technologies;

●	results of clinical studies of any products we may develop or those of our competitors;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional products or other products we may develop;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

●	market conditions in the medical device, pharmaceutical and biotechnology sectors;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described and incorporated by reference in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

S-13

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $2,880,000 from time to time. Because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Maxim as a source of financing.

We intend to use the net proceeds, if any, from the sale of our common stock in this offering for working capital and general corporate purposes. We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities, the results of clinical trials and regulatory developments. In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments.

S-14

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our net tangible book value as of December 31, 2024 was approximately $(7.0) million, or approximately $(0.63) per share of our common stock issued and outstanding, on an unaudited historical actual basis as of such date.

Our net tangible book value as of December 31, 2024 would have been approximately $21.4 million, or approximately $1.28 per share of our common stock issued and outstanding, on an unaudited pro forma basis as of such date, after giving effect to each of: (i) the exchange by us of secured convertible notes with a principal amount outstanding of $22.3 million for shares of 22,347 shares of Series C Preferred Stock, (ii) the sale by us of 2,653 shares of Series C Preferred Stock at a price of $1,000 per share, with the purchase price to be satisfied through the cancellation of $2.6 million of certain unsecured debt obligations owed by us, (iii) the issuance by us of 1,701,303 shares of common stock upon conversions of the Series C Preferred Stock and September 2022 Convertible Note that occurred between January 1, 2025 and April 11, 2025, (iv) the sale by us of 1,216,565 shares in our previous “at the market offering” program between January 1, 2025 and April 11, 2025, and (v) the sale by us of 2,574,350 shares of our common stock and Pre-Funded Warrants to purchase 756,734 shares of our common stock, at a purchase price of $0.7115 per share or warrant share (as applicable), and after deducting estimated offering expenses payable by us in each case.

Our net tangible book value as of December 31, 2024 would have been approximately $24.3 million, or approximately $1.30 per share of our common stock issued and outstanding, on an unaudited pro forma as adjusted basis as of such date, after giving further effect to the sale by us of 1,920,000 shares of our common stock in this offering at an assumed offering price of $1.50 per share, for aggregate gross proceeds of $2,880,000, and after deducting commissions and estimated aggregate offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.02 per share of our common stock to existing stockholders and an immediate dilution of $0.20 per share of our common stock to new investors purchasing shares of our common stock in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering:

Assumed public offering price per share in this offering		$1.50
Pro forma net tangible book value per share as of December 31, 2024	$1.28
Increase in net tangible book value attributable to this offering	$0.02
Pro forma as adjusted net tangible book value per share as of December 31, 2024		$1.30
Dilution per share to new investors in this offering		$0.20

The per share calculations above are based on the number of shares of our common stock issued and outstanding as of December 31, 2024, as follows: 11,198,977 shares on an unaudited historical actual basis, 16,691,195 shares on an unaudited pro forma basis, and 18,611,195 shares on an unaudited pro forma as adjusted basis (in each case, excluding 323,415 shares of unvested restricted stock awards granted under our long-term incentive equity plan).

The table above assumes, for illustrative purposes, that an aggregate of 1,920,000 shares of our common stock are sold at an offering price of $1.50 per share, for aggregate gross proceeds of $2,880,000. This assumed sale price has been selected for illustrative purposes only. The shares sold in this offering, if any, will be sold from time to time at various prices and the actual dilution to investors may be more or less than this amount. Presented below, solely for illustrative purposes only, is the effect of each of an increase and a decrease of the assumed offering price by $0.10 per share. If the shares were sold at the last closing price on April 11, 2025, there would be no dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering.

Assuming that an aggregate of 1,800,000 shares of our common stock are sold at an offering price of $1.60 per share, representing an increase of $0.10 per share from the assumed offering price above, for aggregate gross proceeds of $2,880,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $1.31 per share and the dilution in net tangible book value per share to new investors would be $0.29 per share.

Assuming that an aggregate of 2,057,143 shares of our common stock are sold at an offering price of $1.40 per share, representing a decrease of $0.10 per share from the assumed offering price above, for aggregate gross proceeds of $2,880,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $1.29 per share and the dilution in net tangible book value per share to new investors would be $0.11 per share.

The foregoing information does not take into account the exercise or conversion of our outstanding options, warrants or convertible securities, or the issuance of shares of common stock underlying our equity plans, as set forth in footnote 1 in “Prospectus Summary – The Offering.” To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

S-15

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, 21,341,448 shares of our common stock will be outstanding, assuming the sale of an aggregate of 4,248,414 shares of our common stock at an offering price of $0.68 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 11, 2025, for aggregate gross proceeds of $2,880,000. This amount does not include the shares of our common stock issuable upon the exercise or conversion of our outstanding options, warrants or convertible securities, or the shares of common stock underlying our equity plans, as set forth in footnote 1 in “Prospectus Summary – The Offering.” We presently are authorized to issue 250,000,000 shares of our common stock. For a more complete description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

S-16

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Maxim, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $2,880,000 from time to time through or to Maxim acting as sales agent or principal. The sales agreement will be filed as an exhibit to a Current Report on Form 8-K incorporated by reference herein.

Following delivery of a placement notice and subject to the terms and conditions of the sales agreement, Maxim may offer and sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Maxim not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Maxim may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Maxim commissions, in cash, for its services in acting as agent in the sale of our common stock. Maxim will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel (i) in an amount not to exceed $50,000 in connection with the execution of the sales agreement and (ii) in an amount not to exceed $5,000 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate to Maxim pursuant to the sales agreement for which no waiver is applicable and excluding the date of the sales agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Maxim under the terms of the sales agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Maxim will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We and Maxim may each terminate the sales agreement at any time upon ten days’ prior notice.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Maxim, and Maxim may distribute this prospectus supplement electronically.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “PAVM.”

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

S-17

LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock. Duane Morris LLP, New York, New York, is acting as counsel for Maxim in connection with this offering.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

Statements contained in this prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

●	Current Reports on Form 8-K filed on January 15, 2025, January 21, 2025, January 24, 2025, February 18, 2025, February 21, 2025, March 10, 2025 and April 11, 2025.

●	Form 8-A filed on January 28, 2016 registering our common stock, and Form 8-A filed on April 5, 2018 registering our Series Z Warrants, under Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017, telephone number (917) 813-1828. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

S-18

PROSPECTUS

PAVmed Inc.

$125,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $125,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbol “PAVM.” We also have one series of warrants outstanding, our Series Z warrants to purchase common stock, or the “Series Z Warrants.” Our Series Z Warrants are listed for trading on the Nasdaq Capital Market under the symbol “PAVMZ.” However, the Series Z Warrants expire on April 30, 2025. On April 8, 2025, the last reported sale prices of our common stock and Series Z Warrants were $0.6020 and $0.0028, respectively. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

The aggregate market value of our outstanding common stock held by non-affiliates is $13,771,059, based on 16,433,245 shares of our outstanding common stock held by non-affiliates and a last sale price of our common stock on February 18, 2025 of $0.8380 per share. During the 12 calendar months prior to, and including, the date of this Amendment, we have sold $1,705,380 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2025

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $125,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain, and any prospectus supplement or issuer free writing prospectus will not contain, all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have proprietary rights to trademarks used in this prospectus, including PAVmed™, Lucid Diagnostics™, LUCID™, Veris Health™, VERIS™, Oncodisc™, CarpX®, EsoCheck®, EsoGuard®, EsoCheck Cell Collection Device®, Collect + Protect®, EsoCure Esophageal Ablation Device™, and PortIO™. Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “PAVmed,” the “Company,” and “we,” “us” and “our” refer to PAVmed Inc., a Delaware corporation, and its subsidiaries, including Lucid Diagnostics Inc., a Delaware corporation, or “Lucid Diagnostics,” and Veris Health Inc., or “Veris Health.”

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.pavmed.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

●	Current Reports on Form 8-K filed on January 15, 2025, January 21, 2025, January 24, 2025, February 18, 2025, February 21, 2025 and March 10, 2025.

●	Form 8-A filed on January 29, 2016 registering our common stock, and Form 8-A filed on April 5, 2018 registering our Series Z Warrants, under Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017, telephone number (917) 813-1828. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

iii

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements provide current expectations of future results and developments based on certain assumptions. All statements, other than statements of historical facts, contained in this prospectus, and in the documents incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and actual results and developments may differ significantly from the results and developments discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for the commercialization of our products;

●	the ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the potential liquidity and trading of our securities;

●	our regulatory and operational risks;

●	cybersecurity risks;

●	risks related to the COVID-19 pandemic and other health-related emergencies;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

●	the other risks and uncertainties discussed or incorporated by reference in “Risk Factors.”

In addition, our forward-looking statements do not reflect the potential impact of any future financings, acquisitions, mergers, dispositions, joint ventures, or investments we may make. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, completely and with the understanding actual results and developments may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

iv

OUR COMPANY

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “PAVmed,” the “Company” and “we,” “us” and “our” are to PAVmed Inc., a Delaware corporation, and its subsidiaries, including Lucid Diagnostics Inc., a Delaware corporation, or “Lucid Diagnostics,” and Veris Health Inc., or “Veris Health.”

Overview

We are structured to be a multi-product life sciences company organized to advance a pipeline of innovative healthcare technologies. Led by a team of highly skilled personnel with a track record of bringing innovative products to market, we are focused on innovating, developing, acquiring, and commercializing novel products that target unmet medical needs with large addressable market opportunities. Leveraging our corporate structure—a parent company that will establish distinct subsidiaries for each financed asset—we have the flexibility to raise capital at the PAVmed level to fund product development, or to structure financing directly into each subsidiary in a manner tailored to the applicable product.

Our current focus is multi-fold. We continue to support the commercial expansion and execution of EsoGuard, which is the flagship product of our subsidiary Lucid Diagnostics, of which we remain the shareholder with the largest voting interest. In addition, through a separate majority-owned subsidiary, Veris Health, we offer the Veris Cancer Care Platform. We are focused in the immediate term on entering into strategic partnership opportunities with leading academic oncology systems to expand access to the Veris Cancer Care Platform, while concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform. In terms of other existing products and technologies, we have adopted an incubator-type platform where we are looking to obtain financing on a product-by-product basis as necessary to advance each asset to a meaningful inflection point along its path to commercialization. Finally, as resources permit, we will continue to explore external innovations that fulfill our project selection criteria without limiting ourselves to any target sector, specialty or condition.

Recent Developments

Business

EsoGuard Medicare Coverage

In November 2024, Lucid Diagnostics submitted to MolDx its complete clinical evidence package in support of a request for reconsideration of the non-coverage language in the Local Coverage Determination, or “LCD,” to secure Medicare coverage for EsoGuard. The EsoGuard clinical evidence package included six new peer-reviewed publications: three clinical validation studies (two in the intended use population, one case control), two clinical utility studies, and one analytical validation study. The current LCD provides clear coverage criteria consistent with the American College of Gastroenterology, or “ACG,” guidelines for esophageal precancer testing. The package was submitted as part of a request for reconsideration of the non-coverage language in the LCD to secure Medicare coverage for EsoGuard.

NCCN Clinical Practice Guidelines Update

In March 2025, Lucid Diagnostics announced that a recent update to the National Comprehensive Cancer Network® Clinical Practice Guidelines in Oncology, or “NCCN Guidelines®,” focused on Esophageal and Esophagogastric Junction Cancers (Version 1.2025) has added a new section on Barrett’s Esophagus, or “BE,” screening. The NCCN Guidelines® now reference professional society guidelines on BE screening, including the most recent ACG clinical guideline discussed above, which recommends non-endoscopic biomarker testing, such as EsoGuard performed on samples collected with EsoCheck, as an acceptable alternative to invasive upper endoscopy to detect esophageal precancer.

Clinical Study Publications

On March 18, 2025, Lucid Diagnostics announced that its ENVET-BE clinical utility study has been accepted for publication in Gastroenterology & Hepatology – the fifth peer-reviewed publication of clinical utility data for EsoGuard, and the second to present findings from a real-world screening population. The manuscript, entitled “Enhancing the Diagnostic Yield of EGD for Diagnosis of Barrett’s Esophagus Through Methylated DNA Biomarker Triage,” demonstrates that confirmatory upper endoscopy, or “EGD,” performed in EsoGuard-positive patients had a substantially higher diagnostic yield for detecting esophageal precancer (BE) than the expected yield of screening EGD alone in at-risk patients. The ENVET-BE study reviewed real-world data from a cohort of 199 EsoGuard-positive patients who completed confirmatory EGD. The overall positive diagnostic yield for BE was 2.4-fold higher than the expected yield of screening EGD alone, based on disease prevalence within an at-risk population. The yield was nearly three-fold higher in patients meeting ACG screening criteria.

1

On November 7, 2024, Lucid Diagnostics announced that its manuscript for its multi-center ESOGUARD BE-1 study has been accepted for publication in The American Journal of Gastroenterology, the official journal of the ACG. This is the fourth publication presenting clinical validation data for EsoGuard, and the second to demonstrate its performance in an intended-use screening population. Consistent with previous studies, EsoGuard showed high sensitivity and negative predictive value in detecting esophageal precancer (BE). The prospective, multi-center study presented data from a cohort of patients who met ACG guideline criteria for esophageal precancer screening and underwent non-endoscopic EsoGuard testing followed by traditional upper endoscopy. EsoGuard sensitivity and negative predictive value for detecting BE were approximately 88% and 99%, respectively. Specificity and positive predictive value were approximately 81% and 30%, respectively. No serious adverse events were reported.

Highmark Reimbursement Approval

On March 13, 2025, Lucid Diagnostics announced that Highmark Blue Cross Blue Shield, an independent licensee of the Blue Cross and Blue Shield Association, has issued a positive coverage policy for non-invasive screening of esophageal precancer and cancer in New York state. The new policy will cover EsoGuard in patients who meet established criteria for esophageal precancer testing consistent with professional society guidelines.

CWRU NIH Grant Related to EsoGuard and EsoCheck

On February 27, 2025, Lucid Diagnostics announced that principal investigators from Case Western Reserve University and University Hospitals, were awarded an $8 million National Institutes of Health, or “NIH,” R01 grant to conduct a five-year clinical study designed to evaluate esophageal precancer detection using EsoCheck and EsoGuard among at-risk individuals without symptoms of chronic gastroesophageal reflux disease, or “GERD.” The study, “A Clinical Trial of Cancer Prevention by Biomarker Based Detections of Barrett’s Esophagus and Its Progression,” aims to evaluate the effectiveness of EsoCheck and EsoGuard in detecting esophageal precancer (BE) to prevent esophageal cancer (esophageal adenocarcinoma, or “EAC”) within a non-GERD at-risk population. To accomplish this aim, 800 patients without GERD symptoms who meet the American Gastroenterology Association, or “AGA,” risk criteria for screening will be recruited across five participating research centers: University Hospitals, University of Colorado, Johns Hopkins University, University of North Carolina, and Cleveland Clinic.

Veris NIH Grant

On October 10, 2024, we announced that Veris has been awarded a $1.8 million grant from the National Institute on Minority Health and Health Disparities, an institute of NIH. The two-year grant will fund research to optimize and validate the Veris Cancer Care Platform for the needs of medically underserved cancer patients, in partnership with an academic cancer center. The research project, “Bridging the Gap: Enhancing Cancer Care for Underserved Populations with the Veris Health Cancer Care Platform,” will focus on patients facing language barriers, limited access to technology, and socioeconomic disparities.

Changes to Board Composition

Effective as of September 10, 2024, James L. Cox, M.D., and Joan B. Harvey resigned from our board of directors. Neither Dr. Cox’s nor Ms. Harvey’s resignation was due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Also effective as of September 10, 2024, our board of directors appointed Sundeep Agrawal, M.D. as a Class B director. Prior to being appointed to the Company’s board of directors, Dr. Agrawal had entered into a strategic advisory agreement with us to provide certain M&A advisory services. Such agreement remains in effect. Pursuant to the agreement, Dr. Agrawal will receive a monthly consulting fee of $3,333. The agreement is terminable by the Company on 10 days’ written notice. Except for the foregoing, Dr. Agrawal has not engaged in any transactions with us that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Intercompany Agreements with Lucid

On August 6, 2024, PAVmed and Lucid Diagnostics entered into a ninth amendment to the management services agreement, or “MSA,” between them to increase the monthly fee thereunder from $0.83 million per month to $1.05 million per month, effective as of July 1, 2024. In addition, under the terms of our convertible debt (as amended as of January 17, 2025), we are required to elect that these payments be made in cash.

Veris Cancer Care Platform

On June 13, 2024, we announced that Veris Health and a National Cancer Institute-Designated Comprehensive Cancer Center launched a pilot program and has enrolled the first patients from such center in such program on the Veris Cancer Care Platform.

2

Financing and Marketplace

The Private Placement

On February 18, 2025, PAVmed and Veris Health entered into subscription agreements, or “Subscription Agreements,” with certain accredited investors, pursuant to which PAVmed agreed to sell and the investors agreed to purchase 2,574,350 shares of our common stock and pre-funded warrants to purchase 756,734 shares of our common stock, or “Pre-Funded Warrants,” at a purchase price of $0.7115 per share or warrant share (as applicable). In addition, Veris Health agreed to issue to each investor approximately 0.2033 shares of Veris Health’s common stock for each share or warrant share (as applicable) purchased by such investor, for an aggregate of 677,143 shares of Veris’ common stock. On February 21, 2025, we consummated the private placement, generating gross proceeds to us of $2.37 million.

Nasdaq Compliance with Stockholders’ Equity Continued Listing Standard

On February 14, 2025, we received a notification letter from the Nasdaq Listing Qualifications Department, stating that we had regained compliance with the Nasdaq continued listing standard under Nasdaq Listing Rule 5550(b)(1), which requires, among other things, that we maintain at least $2.5 million in stockholders’ equity.

As previously disclosed, on March 7, 2024, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through March 6, 2024), the market value of our listed securities had been below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2). We did not regain compliance with the rule during the time period originally allotted under Nasdaq rules. Accordingly, we timely requested a hearing before a Nasdaq Hearings Panel, or “Panel,” which took place on October 29, 2024. On November 8, 2024, the Panel granted us an extension, until January 31, 2025, to regain compliance with the Nasdaq continued listing standards under Nasdaq Listing Rule 5550(b)(1), in lieu of Nasdaq Listing Rule 5550(b)(2).

We achieved compliance through (1) the exchange of secured convertible notes with a principal amount outstanding of $22.3 million for shares of Series C Preferred Stock (as defined in “Description of Capital Stock” below), which was consummated on January 17, 2025, (2) the issuance of additional shares of Series C Preferred Stock for an aggregate purchase price of $2.653 million, which was consummated on January 24, 2025, and (3) a reduction in operating expenses as a result of our completed deconsolidation of Lucid Diagnostics from our balance sheet, each of which transactions is outlined in more detail below. As a result, we met the terms of the Panel’s decision.

Series C Preferred Stock Debt Exchange; Amendments to September 2022 Convertible Note. Under a securities purchase agreement dated March 31, 2022, we had issued a senior secured convertible note dated April 4, 2022, or the “April 2022 Senior Convertible Note,” and a senior secured convertible note dated September 8, 2022, or the “September 2022 Senior Convertible Note.”

On November 15, 2024, we entered into an exchange agreement, or the “Debt Exchange Agreement,” with the holder, or the “Holder,” of the April 2022 Senior Convertible Note and the September 2022 Senior Convertible Note. The Debt Exchange Agreement provided for the exchange of $22.3 million in principal amount of the April 2022 Senior Convertible Note and the September 2022 Senior Convertible Note and interest thereon for 22,347 shares of Series C Preferred Stock. On January 17, 2025, after satisfaction of all conditions to closing the Exchange, the parties consummated the exchange. Following consummation of the exchange, the April 2022 Senior Convertible Note was satisfied in full, and the outstanding principal balance of the remaining September 2022 Senior Convertible Note was approximately $6.6 million.

Under the Debt Exchange Agreement, effective as of consummation on the exchange as of January 17, 2025, we also agreed to certain amendments and modifications to the September 2022 Convertible Note, including, without limitation, that the conversion price thereunder was reset to $1.068; that the maturity date was extended to December 31, 2025; that any change of control or disposition by us of our shares of Lucid Diagnostics’ common stock would require the prior written consent of the Required Holders (as defined in the September 2022 Convertible Note); certain other terms and conditions regarding payments under the MSA and the application of the same (including that all MSA payments from Lucid Diagnostics must be made in cash); that we waive our right to redeem the September 2022 Convertible Note so long as any shares of Series C Preferred Stock are outstanding; that the Holder waives, until December 31, 2025, the financial covenants under the September 2022 Convertible Note requiring that (i) the amount of our available cash equal or exceed $8.0 million at all times, (ii) the ratio of (a) the outstanding principal amount of the September 2022 Convertible Note, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) our average market capitalization over the prior ten trading days, not exceed 30%, and (iii) that our market capitalization shall at no time be less than $75 million; and that so long as any shares of Series C Preferred Stock remain outstanding, the Holder will be entitled to exchange all, or any portion, of the September 2022 Convertible Note (including any interest that would accrue thereon through the maturity date thereof) into shares of Lucid Diagnostics’ common stock held by us, at an exchange price per share of Lucid Diagnostics’ common stock equal to $0.85 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), subject to certain beneficial ownership limitations.

3

Series C Preferred Stock Security Purchase Agreement. On November 20, 2024, we entered into a securities purchase agreement, or the “Series C Securities Purchase Agreement,” with the Holder. The Series C Securities Purchase Agreement provides for the purchase of 2,653 shares of Series C Preferred Stock at a price of $1,000 per share, with the purchase price to be satisfied through the cancellation of $2.6 million of certain unsecured debt obligations owed by us to the Holder. On January 24, 2025, after satisfaction of all conditions to closing the purchase, the parties consummated the purchase.

Lucid Deconsolidation. On September 10, 2024, we determined that Lucid Diagnostics and its subsidiaries would be deconsolidated from our financial statements as of September 10, 2024, as a result of the changes in the composition of our board of directors discussed above, in combination with our ceasing to have control over a majority of the voting power of Lucid Diagnostic. As a result of these events, we were considered to cease to have control over Lucid Diagnostics for the purposes of U.S. generally accepted accounting principles, even though we continue to own, and have not disposed any of our, 31,302,444 shares of Lucid Diagnostics’ common stock.

Nasdaq Notice of Noncompliance with the Minimum Bid Price Requirement

On January 23, 2025, we received a notice from the Nasdaq Listing Qualifications Department stating that, for the prior 30 consecutive business days (through January 22, 2025), the closing bid price of our common stock had been below the minimum of $1 per share required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days (until July 22, 2025) to regain compliance. In order to regain compliance, the closing bid price of our common stock must be at least $1 for a minimum of ten consecutive business days. The notification letter also stated that, in the event we do not regain compliance within the initial 180-day period, we may be eligible for an additional 180-day period. If we are not eligible for the additional 180-day period, or if it appears to the Nasdaq staff that we will not be able to cure the deficiency, the Nasdaq Listing Qualifications Department will provide notice after the end of the initial 180-day period that our securities will be subject to delisting. The Nasdaq notification has no effect at this time on the listing of our common stock or Series Z warrants, and the common stock and Series Z warrants will continue to trade uninterrupted under the symbol “PAVM” and “PAVMZ,” respectively. However, the Series Z Warrants expire on April 30, 2025.

2014 Long-Term Incentive Plan

In January 2025, we accepted from employees the voluntary forfeiture of approximately 494,202 of previously granted stock options, each with an exercise price greater than $4.00 per share and collectively with a weighted average exercise price of $23.38 per share. None of the forfeitures were from Section 16 officers or board members.

Authorized Share Increase

On January 15, 2025, we received shareholder approval to amend our certificate of incorporation, as amended, to increase the total number of shares of common stock we are authorized to issue by 200 million shares from 50 million shares to 250 million shares. An amendment effecting such change was filed with the Secretary of State of Delaware on January 15, 2025.

Lucid Diagnostics — Registered Direct Offering

On March 5, 2025, Lucid Diagnostics closed on the sale of 13,939,331 shares of its common stock, pursuant to its previously announced offering of shares of common stock at a price of $1.10 per share.

The net proceeds of the offering, after deducting the estimated placement agent’s fees and other expenses of the offering, were approximately $14.5 million. Lucid Diagnostics intends to use the net proceeds from the offering for working capital and other general corporate purposes.

4

In connection with the offering, Lucid Diagnostics suspended its “at the market offering” program. In November 2022, Lucid Diagnostics entered into a Controlled Equity Offering℠ Sales Agreement, or the “Lucid Sales Agreement,” with Cantor Fitzgerald & Co., or “Cantor.” Pursuant to the Lucid Sales Agreement, from time to time, Lucid Diagnostics may offer and sell shares of its common stock to or through Cantor, acting as sales agent or principal. Sales of Lucid Diagnostics’ common stock by Cantor, if any, under the Lucid Sales Agreement may be made by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or the “Lucid ATM Offering.” Lucid Diagnostics filed a prospectus supplement dated December 6, 2022, or the “Lucid ATM Prospectus Supplement,” for the offer and sale of shares of its common stock having an aggregate offering price of up to $6,500,000 in the Lucid ATM Offering. Effective as of March 4, 2025, Lucid Diagnostics terminated the Lucid ATM Prospectus Supplement. Lucid Diagnostics will not make any sales of common stock in the Lucid ATM Offering unless and until a new prospectus or prospectus supplement is filed. Other than the termination of the Lucid ATM Prospectus Supplement, the Lucid Sales Agreement remains in full force and effect.

Lucid Diagnostics — Debt Refinancing

On November 22, 2024, Lucid Diagnostics closed on the sale of $21.975 million in principal amount of 12.0% senior secured convertible notes due 2029, or the “Lucid 2024 Convertible Notes,” in a private placement, to certain accredited investors, or the “Lucid 2024 Note Investors.” The sale of the Lucid 2024 Convertible Notes was completed pursuant to the terms of the previously disclosed securities purchase agreement, dated as of November 12, 2024, or the “Lucid 2024 SPA,” between Lucid Diagnostics and the Lucid 2024 Note Investors. Lucid Diagnostics realized gross proceeds of $21.95 million and, after giving effect to the repayment in full of the Lucid 2023 Convertible Note (as defined below), net proceeds of $18.3 million from the sale of the Lucid 2024 Convertible Notes.

Lucid Diagnostics used a portion of the proceeds from the sale of the Lucid 2024 Convertible Notes to repay the Senior Convertible Note, or the “Lucid 2023 Convertible Note,” issued pursuant to that certain securities purchase agreement, dated as of March 13, 2023. Pursuant to the terms of the Lucid 2023 Convertible Note, on November 22, 2024, Lucid Diagnostics redeemed the Lucid 2023 Convertible Note by paying the contractual redemption price of approximately $3.7 million.

ATM Facility

In December 2021, we entered into an “at-the-market offering” for up to $50 million of our common stock that may be offered and sold under a Controlled Equity Offering Agreement between us and Cantor. In March 2023, the “at-the-market offering” became subject to General Instruction I.B.6 of Form S-3, which limits sales of our securities under this instruction in any 12-month period to one-third of the aggregate market value of our public float (unless our public float rises to $75 million or more, in which case the instruction will cease to apply). As a result of this limitation and our then-current public float, in May 2023, we amended our “at-the-market offering” to cover up to an additional $18 million of our common stock. In the year ended December 31, 2024, we sold 1,032,298 shares through our at-the-market equity facility for net proceeds of approximately $1.3 million, after payment of 3% commissions. Subsequent to December 31, 2024, as of March 20, 2025, we sold 1,210,704 shares through their at-market equity facility for net proceeds of approximately $0.8 million, after payment of 3% commissions.

Corporate History

We were incorporated in Delaware on June 26, 2014. Our business address is 360 Madison Avenue, 25th Floor, New York, New York 10017, and our telephone number is (917) 813-1828. Our corporate website is www.pavmed.com. The information contained on, or that can be assessed through, our corporate website is not incorporated by reference into this prospectus supplement and you should not consider information on our corporate website to be part of this prospectus supplement or in deciding whether to purchase our securities.

5

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item titled “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, if any, all of which are incorporated herein by reference, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

6

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or the “DGCL,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized and Outstanding Capital Stock

We are authorized to issue 250,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, par value $0.001.

On March 23, 2018, we designated 1,800,000 shares of our preferred stock as Series B Convertible Preferred Stock, par value $0.001 per share, or “Series B Preferred Stock.” On January 17, 2025, we designated 25,000 shares of our preferred stock as Series C Convertible Preferred Stock, par value $0.001 per share, or “Series C Preferred Stock.”

As of March 31, 2025, 17,093,034 shares of our common stock were issued and outstanding. In addition, as of March 31, 2025:

●	568,391 shares of our common stock were issuable upon exercise of our outstanding stock options, at a weighted average exercise price of $27.45 per share.

●	795,830 shares of our common stock were issuable upon exercise of our outstanding Series Z Warrants, at an exercise price of $23.48 per share. However, the Series Z Warrants expire on April 30, 2025.

●	756,734 shares of our common stock were issuable upon exercise of our outstanding Pre-Funded Warrants, at an exercise price of $0.001 per share.

●	96,076 shares were issuable upon conversion of the outstanding Series B Preferred Stock.

●	22,921,348 shares were issuable upon conversion of the outstanding Series C Preferred Stock, assuming the Series C Preferred Stock was converted in full on such date at the voluntary fixed conversion price of $1.068 per share (without taking into account the beneficial ownership limitation set forth therein).

●	6,260,389 shares of our common stock were issuable upon conversion of the September 2022 Senior Convertible Note, assuming the September 2022 Senior Convertible Note was converted in full on such date at the voluntary fixed conversion price of $1.068 per share (without taking into account the beneficial ownership limitation set forth therein).

The number of shares of common stock to be issued under the Series B Preferred Stock may be greater than this amount, because dividends on the Series B Preferred Stock may be settled, at our option, through any combination of the issue of additional shares of Series B Preferred Stock, the issue of shares of our common stock, and the payment of cash, as described below.

The number of shares of common stock to be issued under the Series C Convertible Stock may be substantially greater than the amount above, if certain triggering events occur, because in such cases the number of shares issued will be determined based on the then current market price (but in any event not more than voluntary fixed conversion price per share or less than a floor price), and as a result of the capitalization of dividends on the Series C Preferred Stock. The number of shares of common stock to be issued under the September 2022 Senior Convertible Note may be substantially greater than the amount above, if we make the amortization payments of principal and interest in shares of our common stock, because in such cases (and in certain other cases as set forth therein) the number of shares issued will be determined based on the then current market price (but in any event not more than voluntary fixed conversion price per share or less than a floor price). We cannot predict the market price of our common stock at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued under the Series C Preferred Stock and the September 2022 Senior Convertible Note. In addition, the number of shares issued under the Series C Preferred Stock and the September 2022 Senior Convertible Note may be substantially greater if we voluntarily lower the conversion price, which we are permitted to do pursuant to the terms thereof. The voluntary fixed conversion price of the Series C Preferred Stock is also subject to adjustment for subsequent equity issuances.

In addition, as of March 31, 2025, 1,314,633 shares of our common stock reserved for issuance, but not subject to outstanding stock-based equity awards, under our Fifth Amended and Restated 2014 Long-Term Incentive Equity Plan, or the “2014 Plan,” and 306,530 shares of our common stock were reserved for issuance, but not yet issued, under our Employee Stock Purchase Plan, or the “ESPP.” The number of shares available under the 2014 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 166,667 shares, unless our board of directors provides for a lesser amount. Effective September 18, 2024, PAVmed’s compensation committee temporarily suspended any participation in the ESPP. Accordingly, no shares of our common stock have been purchased under the ESPP since March 31, 2024.

7

As of March 31, 2025, 1,441,135 shares of Series B Preferred Stock and 24,480 shares of Series C Preferred Stock were issued and outstanding. We may issue additional shares of Series B Preferred Stock in settlement of dividends on the issued and outstanding Series B Preferred Stock, as described below.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders is paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights, and there are no sinking fund provisions with respect to our common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Series B Preferred Stock

The Series B Preferred stock is senior to our common stock with respect to dividends and, as described below, assets distributed in liquidation. The Series B Preferred Stock has no voting rights. The stated value of the Series B Preferred Stock is $3.00 per share. All shares of Series B Preferred Stock that are outstanding are fully-paid and non-assessable.

The Series B Preferred Stock provides for dividends at a rate of 8% per annum of the stated value per share of the Series B Preferred Stock. Dividends are payable in arrears on January 1, April 1, July 1, and October 1, 2021. Dividends accrue and cumulate whether or not declared by our board of directors. All accumulated and unpaid dividends compound quarterly at the rate of 8% of the stated value per annum. Dividends through October 1, 2021 were payable in additional shares of Series B Preferred Stock. Dividends after October 1, 2021 are payable at our election in any combination of shares of Series B Preferred Stock, cash or shares of our common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company or Deemed Liquidation Event (as defined in the certificate of designations for the Series B Preferred Stock), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders, before any payment shall be made to the holders of our common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value of the Series B Preferred Stock, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into our common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

At the holders’ election, 15 shares of Series B Preferred Stock are convertible into one share of our common stock at a common stock conversion exchange factor equal to a numerator of $3.00 and a denominator of $45.00, with each such numerator and denominator not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting our common stock.

8

Series C Preferred Stock

The Series C Preferred Stock has a stated value of $1,000 per share, and entitles the holder thereof to a preferred dividend at a rate of 7.875% per annum, payable quarterly in arrears. The Series C Preferred Stock is pari passu with the Series B Convertible Preferred Stock and is senior to all of our other equity securities. The Series C Preferred Stock is entitled to vote with the holders of shares of our common stock, voting together as one class, on all matters in which the holders of the preferred shares are permitted to vote with the class of shares of common stock pursuant to applicable law, on an as-converted basis (subject to certain limitations, including the beneficial ownership limitation described below).

Upon liquidation, a holder of Series C Preferred Stock will be entitled to receive in cash out of our assets, before any amount is paid to the holders of any of shares of our common stock, but pari passu with the holders of any Series B Preferred Stock then outstanding, an amount per share equal to the greater of (A) the sum of (i) 110% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of such share of Series C Preferred Stock then outstanding and (ii) a ratable portion of 100% of the stated value (plus any accrued and unpaid dividends or other amounts then payable thereon) of the Series B Preferred Stock then outstanding and (B) the amount per share such holder would receive if such holder converted such share of Series C Preferred Stock into our common stock immediately prior to the date of such payment.

Each share of Series C Preferred Stock, plus accrued and unpaid dividends thereon, is convertible at any time, in whole or in part, at the holder’s option, into shares of our common stock at an initial voluntary fixed conversion price of $1.068 per share, subject to certain adjustments.

In addition, at any time following the occurrence of certain triggering events, a holder of shares of the Series C Preferred Stock will have the right to elect to convert shares of Series C Preferred Stock into our common stock at an alternate conversion price equal to the lower of: (i) the fixed conversion price then in effect, and (ii) the lowest of (A) 80% of the VWAP of our common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion, (B) 80% of the VWAP of our common stock as of the trading day of the delivery or deemed delivery of the applicable notice of conversion, and (C) 80% of the average VWAP of our common stock for each of the two trading days with the lowest VWAP of our common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the delivery or deemed delivery of the applicable notice of conversion, but in the case of clause (ii), not less than $0.2136 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events). The triggering events includes events that would constitute an event of default under the September 2022 Senior Convertible Note, in addition to our failure to complete a Qualified Company Optional Redemption by March 31, 2025. The principal consequence of a triggering event (other than a bankruptcy-related triggering event) will be to give the holder the right to elect an alternate conversion as described above. In addition, the occurrence of a triggering event (other than our failure to complete a Qualified Company Optional Redemption by March 31, 2025) will result in an increase to the dividend rate and limit our right to redeem the Series C Preferred Stock. A triggering event (other than a bankruptcy-related triggering event) will not otherwise accelerate any financial or other obligation on our part in respect of the Series C Preferred Stock.

In addition to customary adjustments for stock splits, combinations, reclassifications and similar events, if we grant, issue or sell (or enter into any agreement to grant, issue or sell) or are deemed to have granted, issued or sold, any shares of our common stock, for consideration per share less than the fixed conversion price then in effect, then immediately after such issuance, the fixed conversion price will be reduced to an amount equal to such lower price.

We have the right to redeem all, but not less than all, of the shares of Series C Preferred Stock at a redemption price equal to 132.5% of the aggregate stated value of the Series C Preferred Stock plus all accrued and unpaid dividends and other amounts then payable thereon. We also have an additional one-time right to redeem a portion of the shares of Series C Preferred Stock with an aggregate stated value of at least $5 million at the same redemption price. We sometimes refer to such a partial redemption as a “Qualified Company Optional Redemption.”

Upon certain changes in control of the Company, a holder of the Series C Preferred Stock will have the right to require us to redeem all, or any portion, of the holder’s shares of Series C Preferred Stock at a price equal to 132.5% of the stated value of the Series C Preferred Stock (plus any accrued and unpaid dividends or other amounts then payable thereon) or, if greater, an amount determined pursuant to the certificate of designations based on the then-current market price or the consideration payable in the change of control transaction, whichever is higher.

A holder may not convert any of the shares of Series C Preferred Stock, to the extent that, after giving effect to such conversion, such holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99%, or the “Maximum Percentage,” of the shares of our common stock outstanding immediately after giving effect to such conversion. The Holder may from time to time increase or decrease the Maximum Percentage; provided that in no event could the Maximum Percentage exceed 9.99%, provided, further, that any such increase would not be effective until the 61st day after delivery of a notice to us of such increase.

We and our subsidiaries (other than Lucid Diagnostics) are subject to certain customary affirmative and negative covenants regarding the rank of the Series C Preferred Stock, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, transactions with affiliates and the ability to complete stock splits, among other customary matters. We also are subject to a financial covenant requiring that we maintain our cash flow on a break-even basis.

9

Dividends

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors the board of directors may deem relevant. The September 2022 Senior Convertible Note and the Series C Preferred Stock contain customary restrictions on the payment of dividends on our common stock. The Series B Preferred Stock is senior to our common stock in right of payment of dividends.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Classified Board. Our board of directors is divided into three classes, with staggered three-year terms. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Advance Notice of Nominations and Shareholder Proposals. Our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

10

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation and bylaws provide that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that all directors shall be entitled to be indemnified by the company to the fullest extent permitted by law and our bylaws contain comparable provisions. Our certificate of incorporation also provides that we shall pay the expenses incurred by our directors in defending any action for which indemnification may be available, upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

These provisions could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “PAVM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

11

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

As of the date of this prospectus, we have one series of warrants outstanding, the Series Z Warrants. However, the Series Z Warrants expire on April 30, 2025.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

12

Series Z Warrants

The Series Z Warrants are issued under an amended and restated warrant agreement, dated June 8, 2018, between Continental Stock Transfer & Trust Company, as warrant agent, and us. In the discussion that follows, we have summarized selected provisions of the amended and restated warrant agreement. This summary is not complete. This discussion is subject to the provisions the amended and restated warrant agreement and is qualified in its entirety by reference to the amended and restated warrant agreement. You should read the amended and restated warrant agreement as currently in effect for provisions that may be important to you.

General

As of March 31, 2025, we have 11,937,450 Series Z Warrants issued and outstanding. Each Series Z Warrant entitles the registered holder to purchase one-fifteenth of one share of our common stock at a price of $23.48 per whole share, subject to adjustment as discussed below. Each warrant is currently exercisable and expires on April 30, 2025 at 5:00 p.m., New York City time.

Notwithstanding the foregoing, no Series Z Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. If a registration statement covering the shares of common stock issuable upon exercise of the Series Z Warrants is not effective when the warrants become exercisable, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the Series Z Warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average daily volume weighted average price for our common stock for the 10 trading days ending on the trading day prior to the date of exercise.

Redemption

We may redeem the outstanding Series Z Warrants (other than those outstanding prior to this offering held by certain of our senior managers, our founders and members thereof), at our option, in whole or in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the volume weighted average closing price of our common stock equals or exceeds $134.48 (subject to adjustment) for any 20 out of 30 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock during such 30-day period is at least 20,000 shares per day, and

●	if and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the Series Z Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Series Z Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If we call the Series Z Warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average daily volume weighted average price the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

13

Exercise

The exercise price and number of shares of common stock issuable on exercise of the Series Z Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Series Z Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

If a Fundamental Transaction (as defined in the amended and restated warrant agreement for the Series Z Warrants) is completed, then, upon any subsequent exercise of a Series Z Warrant, the holders of the Series Z Warrants shall have the right to receive, for each share of our common stock that would have been issuable upon exercise of a Series Z Warrant immediately prior to the occurrence of such Fundamental Transaction, at the option of each holder (without regard to the beneficial ownership limitation described below), the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of our common stock for which the Series Z Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to the beneficial ownership limitation described below).

The Series Z Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated. Within two trading days following the exercise, the holder will pay in full the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants.

Except as described above, no Series Z Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the Series Z Warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the amended and restated warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the Series Z Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

We will not effect any exercise of a Series Z Warrant, and a holder shall not have the right to exercise any portion of a Series Z Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable subscription form, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% (at the election of the holder) of our common stock outstanding.

Listing, Warrant Agent and Amended and Restated Warrant Agreement

Our Series Z Warrants are traded on the Nasdaq Capital Market under the symbols “PAVMZ.”

The warrant agent and registrar for our Series Z Warrants is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

The Series Z Warrants are issued in registered form under an amended and restated warrant agreement between the warrant agent and us. The amended and restated warrant agreement provides that the terms of the Series Z Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of two-thirds of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, we may lower the exercise price or extend the duration of the Series Z Warrants without the consent of the holders.

14

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

15

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock. other debt securities and/or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

●	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

16

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

17

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

18

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

19

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

20

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

21

PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

22

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our common stock and Series Z Warrants, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

23

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock and Series Z Warrants, which are quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

24

LEGAL MATTERS

The legality of the securities offered by this prospectus has been passed upon by Graubard Miller, New York, New York. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiaries as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

25

$2,880,000

Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

April 17, 2025